Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
NRG Energy, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-114007) on Form S-8, (No. 333-151992) on Form S-8 and (No. 333-123677) on Form S-3 of NRG Energy, Inc. of our reports dated February 23, 2010, with respect to the consolidated balance sheets of NRG Energy, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income / (loss), cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of NRG Energy, Inc.
As discussed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards (SFAS) 141R, “Business Combinations” (incorporate into Accounting Standards Codification (ASC) Topic 805, “Business Combinations”), SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, Consolidated Financial Statements” (incorporated into ASC Topic 810, “Consolidation”), Financial Accounting Standards Board Staff Position (FSP FAS) 141R-1, “Accounting for Assets and Liabilities Assumed in a Business Combination That Arise from Contingencies” (incorporated into ASC Topic 805, “Business Combinations”), and FSP Accounting Principles Board (APB) No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlements)” (incorporated into ASC Topic 825, “Financial Instruments”), effective January 1, 2009; SFAS No. 157, “Fair Value Measurements” (incorporated into ASC Topic 820, “Fair Value Measurements and Disclosures”), effective January 1, 2008; and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of SFAS No. 109” (incorporated into ASC Topic 740, “Income Taxes”), effective January 1, 2007.
(Signed) KPMG LLP
Philadelphia, Pennsylvania
February 23, 2010